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                                                                  Exhibit (a)(6)

   This document should not be forwarded or transmitted in or into Australia,
                                Canada or Japan.



                          RECOMMENDED CASH OFFERS FOR

          ALL OUTSTANDING ORDINARY SHARES, AMERICAN DEPOSITARY SHARES

   EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS AND 7.25% CONVERTIBLE BONDS 2008

                                       OF


                               SEDGWICK GROUP PLC


                                       BY


                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                                      AND


                   DONALDSON, LUFKIN & JENRETTE INTERNATIONAL


                                  ON BEHALF OF


                        MARSH & MCLENNAN COMPANIES, INC.


     THERE WILL BE AN INITIAL OFFER PERIOD WHICH WILL EXPIRE AT 3:00 PM (LONDON
TIME), 10:00 AM (NEW YORK CITY TIME) ON OCTOBER 5, 1998, UNLESS EXTENDED. AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, IF ALL CONDITIONS OF THE OFFERS HAVE BEEN SATISFIED, FULFILLED OR, WHERE PERMITTED, WAIVED, THE OFFERS WILL BE EXTENDED FOR A SUBSEQUENT OFFER PERIOD OF AT LEAST 14 CALENDAR DAYS. HOLDERS OF SEDGWICK SECURITIES WILL HAVE THE RIGHT TO WITHDRAW THEIR ACCEPTANCES OF THE OFFERS DURING THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, BUT NOT DURING THE SUBSEQUENT OFFER PERIOD.


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                                                               September 4, 1998

To Our Clients:

     Enclosed for your consideration is the Offer to Purchase dated September 4, 1998 (the "Offer to Purchase"), the Letter of Transmittal and Notice of Guaranteed Delivery relating to an offer by Morgan Guaranty Trust Company of New York ("J.P. Morgan") and Donaldson, Lufkin & Jenrette International ("Donaldson, Lufkin & Jenrette"), acting in the United States through J.P. Morgan Securities Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, respectively, and on behalf of Marsh & McLennan Companies, Inc. ("Marsh & McLennan"), to purchase, upon the terms and subject to the conditions set forth in the Offer to Purchase and the accompanying Acceptance Forms (as defined in the Offer to Purchase) (collectively, the "Offers"), all outstanding ordinary shares of 10p each ("Sedgwick Shares") of Sedgwick Group plc ("Sedgwick") for 225 pence in cash per Sedgwick Share, all Sedgwick Shares represented by American Depositary Shares ("Sedgwick ADSs"), each representing five Sedgwick Shares and evidenced by American Depositary Receipts ("Sedgwick ADRs"), for
L.11.25 in cash per Sedgwick ADS, and all of the outstanding 7.25% Convertible Bonds 2008 issued by Sedgwick ("Sedgwick Convertible Bonds") for 123 pence in cash for each L.1 nominal of Sedgwick Convertible Bonds.


     We are the holder of record of Sedgwick ADSs evidenced by Sedgwick ADRs held by us for your account. An acceptance of the Ordinary Offer (as defined in the Offer to Purchase) in respect of such Sedgwick ADSs can be made only by us as the holder of record and pursuant to your instructions. Accordingly, we request instructions as to whether you wish to have us accept the Ordinary Offer on your behalf in respect of any or all Sedgwick ADSs held by us for your account pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.


     Your attention is invited to the following:

1. The Ordinary Offer is being made for all Sedgwick Shares and Sedgwick ADSs evidenced by Sedgwick ADRs and has been recommended by the board of directors of Sedgwick.

2. The Ordinary Offer is on the terms and subject to the conditions set forth in Appendix I to the Offer to Purchase.

3. The Initial Offer Period of the Ordinary Offer will expire at 3.00 p.m. (London time), 10.00 a.m. (New York City time) on October 5, 1998, unless extended (in accordance with the terms thereof).

4. At the conclusion of the Initial Offer Period, including any extension thereof, if all conditions of the Offers have been satisfied, fulfilled or, where permitted, waived, the Offers will be extended for a Subsequent Offer Period of at least 14 calendar days.

5. Sedgwick ADS holders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes applicable to a sale of Sedgwick ADSs evidenced by Sedgwick ADRs to Marsh & McLennan.


     If you wish to have us accept the Ordinary Offer in respect of any or all of the Sedgwick ADSs evidenced by Sedgwick ADRs held by us for your account, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize us to accept the Ordinary Offer in respect of your Sedgwick ADSs evidenced by Sedgwick ADRs, the Ordinary Offer will be accepted in respect of all such Sedgwick ADSs unless otherwise indicated in such instruction form. Please forward your instruction form to us in ample time to permit us to accept the Ordinary Offer on your behalf prior to the expiration of the Ordinary Offer. The specimen Letter of Transmittal is furnished to you for your information only and cannot be used by you to accept the Ordinary Offer in respect of Sedgwick ADSs evidenced by Sedgwick ADRs held by us for your account.


     Capitalized terms and certain other terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Offer to Purchase.

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    INSTRUCTIONS WITH RESPECT TO THE ORDINARY OFFER FOR ALL SEDGWICK SHARES
                  AND SEDGWICK ADSS EVIDENCED BY SEDGWICK ADRS


     The undersigned acknowledge(s) receipt of your letter and the Offer to Purchase dated September 4, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal relating to an offer by J.P. Morgan and Donaldson, Lufkin & Jenrette, acting in the United States through J.P. Morgan Securities Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, respectively, and on behalf of Marsh & McLennan Companies, Inc., to purchase, upon the terms and subject to the conditions set forth in the Offer to Purchase and the accompanying Acceptance Forms all outstanding ordinary shares of 10p each ("Sedgwick Shares") of Sedgwick Group plc ("Sedgwick") for 225 pence in cash per Sedgwick Share, all Sedgwick Shares represented by American Depositary Shares ("Sedgwick ADSs") of Sedgwick, each representing five Sedgwick Shares and evidenced by American Depositary Receipts, for L.11.25 in cash per Sedgwick ADS, and all of the outstanding 7.25% Convertible Bonds 2008 issued by Sedgwick ("Sedgwick Convertible Bonds") for 123 pence in cash for each L.1 nominal of Sedgwick Convertible Bonds.


     This will instruct you to accept the Ordinary Offer in respect of the number of Sedgwick ADSs indicated below (or, if no number is indicated below, all Sedgwick ADSs) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase.

Dated ____________ 1998


Number of Sedgwick ADSs to be rendered(1)

___________________________ Sedgwick ADSs


         _____________________________________________________________

         _____________________________________________________________
                                  Signature(s)

         _____________________________________________________________

         _____________________________________________________________
                              Please print name(s)

         _____________________________________________________________

         _____________________________________________________________
                                  Address(es)

         _____________________________________________________________
                             Area Code and Tel. No.

         _____________________________________________________________
                 Employer Identification or Social Security No.


_______________
(1) Unless otherwise indicated, it will be assumed that the Ordinary Offer is to be accepted in respect of all Sedgwick ADSs held by us for your account.